  Exhibit 10.3

Execution Copy

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”) is made as of the 10th day of August, 2007, between The Lexington Master Limited Partnership, a Delaware limited partnership (“LMLP”), and Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

A.           The Partnership was formed pursuant to a limited partnership agreement, dated as of the date hereof (the “Partnership Agreement”), among LMLP, as a limited partner, LMLP GP LLC, a Delaware limited liability company (“LMLP GP”), as the general partner, Inland American (Net Lease) Sub, LLC, a Delaware limited liability company (“Inland”), as a limited partner.

B.           At each Closing, LMLP will make a contribution of Property or Properties and/or direct or indirect interests in an Owner of Property or Owners of Properties to the Partnership subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1           Definitions.  In addition to the terms defined in this Agreement, the following terms shall have the meanings set forth herein:

“AEP Property” the property located at 420 Riverport Road, Kingport, Tennessee.

“Business Day” means any day of the year other than Saturday, Sunday or any other day on which banks located in New York, New York generally are closed for business.

“Closing” shall have the meaning set forth in Section 4.1 hereof.  It being understood by the parties that this Agreement contemplates multiple Closings.

“Contributed Asset” means an Interest or a Property contributed by LMLP to the Partnership.

“Contributing Owner” means an Owner of Contributed Asset that is a Property.

“Contribution Value” with respect to each Contributed Asset means the value of the Property, as determined by the Parties, and shown on Schedule 1 hereto.

“Eastgar” means Eastgar Associates Limited Partnership, a Connecticut limited partnership.

“Eastgar Consent” means the consent of two-thirds in interest of the limited partners of Eastgar to the contribution of the general partnership interest in Eastgar to the Partnership.

“Eastgar Partnership Agreement” means the limited partnership agreement of Eastgar, as the same may be amended from time to time.

“Endorsements” means the following endorsements (if available in the jurisdiction in which the Property is located) as required by the Partnership and Inland:  (i) owner’s comprehensive endorsement; (ii) location endorsement; (iii) zoning endorsement; (iv) legal lot endorsement; (v) separate tax lot endorsement; (vi) street access endorsement; (vii) survey endorsement; (viii) deletion of creditor’s rights exclusion; (ix) encroachment endorsement, if applicable; (x) restrictions endorsement, if applicable; (xi) Fairway endorsement, if applicable; (xii) non-imputation endorsement, if applicable; and (xiii) such other endorsements as agreed by the Parties.

“GP Entities” means each of the Persons listed on Schedule 1 hereto under the heading “GP Entity.”

“Ground Lease” means, as to a Property, the ground lease governing the leasehold interest in the Real Property.

“Ground Lease Estoppels” means estoppel certificates from the lessor of a Ground Lease, substantially in the form of Exhibit A attached hereto or in such other form as may be attached to the applicable Ground Lease.

“Intangible Property” means, as to a Property, all intangible property owned by the Owner and used in connection with the Real Property or the Personal Property including, without limitation, all of the Owner’s right, title and interest in and to all:  licenses; approvals; applications and permits issued or approved by any governmental authority and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; Service Contracts; utility arrangements; indemnities; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; and all other intangible rights used in connection with or relating to the Real Property or the Personal Property, including rights, if any to current and past names of the Real Property.

“Interest” means a direct or indirect equity interest in an Owner, as described on Schedule 1 hereto.

“Leases” means, as to a Property, all leases within the Improvements.

“LMLP Contribution Affiliate” means each of the Persons listed on Schedule 1 hereto under the heading “LMLP Contribution Affiliate.”

“LMLP Entity” means each of LMLP, each LMLP Contribution Affiliate, each GP Entity and each Owner and “LMLP’s Entities” means the LMLP, the LMLP Contribution Affiliates, the GP Entities and the Owners, collectively.

“Loan” means a loan secured by a mortgage or deed of trust encumbering a Property, as shown on Schedule 1 hereto.

“Loan Documents” means the documents and instruments evidencing and securing a Loan (excluding any certificates or similar instruments delivered to the lender in connection with the origination of a Loan which do not contain any terms of the Loan).

“Owner” means each of the Persons listed on Schedule 1 hereto under the heading “Owner”.

“Permitted Exceptions” are such exceptions to title to a Property either (i) set forth on Schedule 4.2(a) hereto or (ii) as may be approved in writing by the Parties and Inland, which shall be the only exceptions to title shown in a Title Policy.

“Party” or “Parties” means, individually or collectively, as the case may be, LMLP and the Partnership, and their respective permitted successors and assigns.

“Partner” means a partner of the Partnership.

“Person” means any individual, corporation, partnership or other entity.

“Personal Property” means, as to each Property, all tangible property owned by the Owner now or on the Closing Date and used in conjunction with the operation, maintenance, ownership and/or occupancy of the Real Property including without limitation:  furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies used in the operation of the Real Property, shelving and partitions, and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto, wherever located.

“Property” means, for each property described on Schedule 1 hereto, the fee simple interest or leasehold interest in the Real Property and Leases, Personal Property and Intangible Property related to it.

“Purchase Agreement” means that certain Purchase and Sale Agreement, dated of even date herewith, between LMLP and the Partnership.

“Real Property” means, as to each Property, the real property, together with all rights, privileges, hereditaments and interests appurtenant thereto, including, without limitation:  any water and mineral rights, development rights, air rights, easements, and any and all rights of the Owner in and to any streets, alleys, passages and other rights of way; and all buildings and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively, “Improvements”).

“ROFO/ROFR Rights” means the rights of first offer or rights of first refusal provided in the Leases set forth on Schedule 2 hereto.

“Schedule 1” means Schedule 1 attached hereto, and any amendment or supplement thereto, or restatement thereof resulting from a Closing or an adjustment or proration under Section 4.4 hereof.

“Service Contracts” means, as to each Property, all management, service, supply, equipment rental, and other contracts related to the operation, improvement or repair of the Real Property or the Personal Property.

“Tenant Estoppels” means estoppel certificates from tenants of a Property or Properties, substantially in the form of Exhibit B attached hereto or in such other form as may be attached to the applicable Lease.

“Title Company” means such title company or companies as may be selected by LMLP.

“Title Policy” means an ALTA Owner’s Policy (1992) of title insurance, with extended coverage, issued by the Title Company as of a Closing, in the amount of the Contribution Value with respect to such Closing, containing the Endorsements, insuring that the Partnership, if the Property is the Contributed Asset, or the Owner, if an Interest is the Contributed Asset, is the owner of fee simple title or leasehold title, as applicable, to the Property, subject only to the Permitted Exceptions.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF LMLP

As of the date of a Closing, LMLP hereby represents and warrants as follows to the Partnership with respect to itself, the GP Entities, the Owners and the Properties.

2.1           Due Organization.  Each LMLP Entity has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted.  True, correct and complete copies of the constituent documents of each GP Entity and each Owner (if applicable) have been delivered to the Partnership and Inland.

2.2           Due Authorization.  LMLP and, to the extent that a Contributed Asset is a Property, the applicable Owner, has full power and authority to own and assign the Contributed Asset and to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by each LMLP Entity of this Agreement, as applicable, have been duly and validly approved by all necessary limited partnership and limited liability company action and, except for the Eastgar Consent, no other actions or proceedings on the part of any LMLP Entity are necessary to authorize this Agreement or the transactions contemplated hereby and thereby.  Except for the ROFO/ROFR Rights, no consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person (including without limitation, its partners, managers or members) is required to be made, obtained, or given by a LMLP Entity in connection with the execution, delivery, and performance of this Agreement and the contribution of the Contributed Asset or, if required, such consent or action has been obtained or taken.  Without limiting the generality of the foregoing, the performance of this Agreement by LMLP does not require the consent of the holder of any lien or Loan encumbering a Property, a Contributed Asset or an LMLP Entity, or, if required, such consent will be obtained and a copy will be delivered to the Partnership and Inland on or prior to the Closing.  Additionally, the execution, delivery and performance of this Agreement by each LMLP Entity, as applicable, does not conflict with any organizational documents of LMLP or any other LMLP Entity.  LMLP has duly and validly executed and delivered this Agreement.

2.3           Enforceability.  This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of LMLP and of a Contributing Owner (if applicable), enforceable against LMLP or such Owner in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy and other laws affecting creditors’ rights, or by general equitable principles.

2.4           Conflicts.  The execution and delivery of this Agreement, and the performance by LMLP under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of LMLP’s constituent documents, any judgment, order or decree of any governmental authority binding on LMLP, and, to LMLP’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority.  Subject to obtaining waivers of all ROFO/ROFR Rights, the execution, delivery and performance by LMLP under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LMLP is a party or by which LMLP is bound or to which the Contributed Asset, any GP Entity or any Owner is subject.

2.5           Contributed Assets.  With respect to any Interest constituting a Contributed Asset being contributed by LMLP, LMLP holds title to such Interest free and clear of any liens, claims or other encumbrances, except as disclosed in writing to the Partnership and except as set forth on Schedule 1 and Schedule 2.5 hereto.  Except as indicated on Schedule 2.5 hereto, LMLP holds, either directly or indirectly, one hundred percent (100%) of the ownership interest in the applicable Owner.  LMLP has not, directly or indirectly, sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in a GP Entity or an Owner (other than intercompany loans which shall be satisfied by the applicable LMLP Entity as of the Closing); there are no outstanding warrants, options, rights, agreements, calls or other commitments to which an LMLP Entity (directly or indirectly) is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any direct or indirect interest in, a GP Entity or an Owner.  Subject to obtaining waivers of the ROFO/ROFR Rights and subject to obtaining the Eastgar Consent, LMLP has the absolute right, power and capacity, to sell, assign, convey, transfer and deliver the Interests as contemplated by this Agreement, free and clear of any liens, claims or other encumbrances, other than the applicable

Loan.  Each applicable Owner is the sole owner of the applicable Property.  Except for a Contributing Owner, each applicable Owner does not now own and has not at any time previously owned any assets or property other than the Property, and has engaged in no business other than the ownership of the Property.

2.6           Litigation.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, there is no action, suit or proceeding pending or threatened against LMLP, a GP Entity, any Owner or a Property which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the GP Entity, the Owner or the Property, or which challenges or impairs LMLP’s ability to execute, deliver or perform under this Agreement or to assign the Contributed Asset, or to consummate the transaction as contemplated herein.

2.7           Contractors and Suppliers.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, all contractors, subcontractors, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with the acquisition, development, ownership or management of the Property, other than those incurred in the ordinary course of business for the accounts payable period immediately prior to Closing and those engaged directly by tenants, have been paid in full.

2.8           Leases.  LMLP has made available to the Partnership and Inland true, correct and complete copies of all of the Leases affecting the Property including all amendments and guarantees.  Except as disclosed in writing to the Partnership, to LMLP’s knowledge, no written notice has been given or received by the landlord under such Leases with respect to any material default under the Leases which remains uncured.  Except as disclosed in writing to the Partnership, to LMLP’s knowledge, there is no free rent outstanding and all of the landlord’s obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions from the landlord under the Leases have been paid and performed in full.  Schedule 2.8 hereto contains a rent roll for each Lease affecting a Property.

2.9           Ground Leases.  LMLP has made available to the Partnership and Inland true, correct and complete copies of all of the Ground Lease affecting the Property, if applicable.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, no written notice has been given or received by the landlord under such Leases with respect to any material default under the Ground Lease which remains uncured.

2.10           Eastgar Partnership Agreement.  LMLP has made available to the Partnership and Inland true, correct and complete copies of the Eastgar Partnership Agreement.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, no written notice has been given or received by LMLP under the Eastgar Partnership Agreement with respect to any material default under the Eastgar Partnership Agreement which remains uncured.

2.11           Undisclosed Liabilities.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, there are no liabilities of the GP Entities, the Owners (other than the Contributing Owners) or the Property (including, but not limited to, liabilities for taxes relating to any period prior to the date hereof, other than real estate taxes not yet due and payable), other than (i) any Loan (if applicable), (ii) obligations, duties and responsibilities under the Leases, (iii) trade payables in the ordinary course, (iv) obligations, duties and responsibilities under applicable laws, and (v) in the case of a Contributing Owner only, liabilities relating to assets owned by such Contributing Owner other than the Property.

2.12           Legal Compliance.  Except as disclosed in writing to the Partnership and Inland, to LMLP’s knowledge, neither the Property nor the current use thereof violates in any material respect any governmental law or regulation or any covenants or restrictions encumbering the Property.  Except as disclosed in writing to the Partnership, to LMLP’s knowledge, no notice of violation or alleged violation of any laws, rules, regulations or codes, with respect to the Property has been issued which has not been corrected to the satisfaction of the issuer of the notice.

2.13           Environmental.  Except as disclosed in the Phase I environmental report, if any, pertaining to the Property received by LMLP, a copy of which has been furnished to the Partnership, LMLP has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property in violation of law.  Except as disclosed in writing to the Partnership, to LMLP’s knowledge, no Owner, tenant or other Person has, manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), in violation of any Environmental Laws.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, together with their implementing regulations and guidelines as of the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

2.14           Disclosure.  To LMLP’s knowledge, the documents delivered in connection with any contribution of a Contributed Asset pursuant hereto, the Leases and such other contracts and agreements disclosed to the Partnership and Inland were true and correct copies of such documents.  Other than this Agreement, the Partnership Agreement, the documents delivered in connection with any contribution of a Contributed Asset pursuant hereto, the Leases, the Ground Leases and such other contracts and agreements disclosed to the Partnership and Inland, to LMLP’s knowledge, there are no material contracts or agreements of any kind relating to the Contributed Asset or the Property to which the Partnership or the GP Entity or the Owner (if applicable) or their agents or the Contributed Assets or the Property would be bound after Closing.

2.15           Loan.  If a Property is encumbered by a Loan (i) LMLP has delivered true, correct and complete copies of the Loan Documents to the Partnership and Inland, (ii) the payments due under or with respect to such Loan are current and (iii) to LMLP’s knowledge, there exist no outstanding and uncured defaults under the Loan Documents and no notices of default have been received from the holder of such Loan which remain outstanding and uncured.  Schedule 1 hereto sets forth the outstanding principal balance and accrued interest due under each Loan.

ARTICLE 3

CONDITIONS PRECEDENT

3.1           Obligation of the Partnership.  The obligation of the Partnership to consummate a Closing with respect to a Contributed Asset is subject to the satisfaction or waiver by Inland of each of the following conditions related to the contribution of such Contributed Asset:

(a)           Representations and Warranties.  The representations and warranties made by LMLP in Article 2 of this Agreement with respect to such Contributed Asset shall be true and correct in all material respects when made and on and as of the Closing Date, if applicable, as though such representations and warranties were made on and as of such date.

(b)           Compliance with Agreements and Covenants.  LMLP shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to a Closing of a contribution of such Contributed Asset.

(c)           Leases.  As of a Closing:  with respect to such Contributed Asset, (i) the current Tenant Estoppel for the applicable Lease disclosing no matters reasonably objectionable to the Partnership and Inland, has been delivered to the Partnership and Inland; (ii) the current Ground Lease Estoppel for the applicable Ground Lease, if applicable, disclosing no matters reasonably objectionable to the Partnership and Inland, have been delivered to the Partnership and Inland; (iii) the consent of the ground lessor under the Ground Lease, if applicable and if required under the Ground Lease; (iv) the Leases and, if applicable, the Ground Leases shall be in full force and effect and no monetary or material nonmonetary default or claim by landlord or tenant shall have arisen under any Leases or, if applicable, the Ground Lease that was not specifically disclosed in writing to the Partnership and Inland; (v) no tenant at the applicable Property shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding; (iv) there shall not have been any amendment to the Lease or Ground Lease, as applicable, after the date hereof, unless consented to by the Partnership and Inland; (vii) there shall not have occurred an event of any material damage or destruction to the applicable Property or any significant condemnation of the applicable Property which are not the obligation of the tenants thereof to repair and renders such Property unusable by the tenant thereof or gives the tenants thereof the right to terminate.

(d)           Title.  At Closing, the Title Company shall deliver a Title Policy with respect to the applicable Property as of the date and time of the recording of the Deed(s) or Assignment(s) of Leasehold Interest, or the delivery of the Assignment(s) of Interest.  If mutually agreed to by the Parties and Inland, in the case of an Assignment of Interest, the existing Title Policy may satisfy this condition, so long as the Title Company issues Fairway and non-imputation endorsements thereto as of such Closing, in form satisfactory to the Parties.

(e)           Loan.  Any required consent from the holder of a Loan with respect to such Contributed Asset shall have been obtained, and the Loan Documents modified in such form and substance as agreed by the Parties.

(f)           ROFO/ROFR.  With respect to Contributed Assets listed on Schedule 2 hereto only, LMLP shall have received a waiver by the tenants at the applicable Property of its ROFO/ROFR Right in a form reasonably acceptable to the Partnership and Inland.

(g)           Eastgar.  With respect to the contribution of the Contributed Assets relating to Eastgar only, the receipt of the Eastgar Consent in a form reasonably acceptable to the Partnership and Inland.  The general partner of Eastgar shall have approved the transactions contemplated hereunder in accordance with and as required by the Eastgar Agreement.  There shall not have been any amendment to the Eastgar Agreement after the date hereof unless consented to by the Partnership and Inland.

(h)           AEP Property.  Only with respect to the AEP Property, in the event LMLP and Inland, in good faith, determines that the cost of any remediation arising from the reportable events recommended by that certain Phase II Environmental Report with respect to the AEP Property exceeds $250,000, the written agreement of LMLP to indemnify the Partnership for such excess cost.

(i)           Other Conditions.  All other conditions to the Partnership’s obligations set forth in this Agreement or the Partnership Agreement with respect to the contribution of such Contributed Asset have been satisfied as of the dates required.

3.2           Obligation of LMLP.  The obligation of LMLP to consummate a Closing with respect to a Contributed Asset is subject to the satisfaction or waiver of each of the following conditions related to the contribution of such Contributed Asset:

(a)           Compliance with Agreements and Covenants.  The Partnership shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to a Closing of a contribution of such Contributed Asset; provided that the Partnership’s failure to perform or comply as provided by this Section shall not be a condition to the contribution of a Contributed Asset if such failure is caused by Event of Default by LMLP GP under the Partnership Agreement.

(b)           Loan.  Any required consent from the holder of a Loan with respect to such Contributed Asset shall have been obtained, and the Loan Documents modified in such form and substance as agreed by the Parties.

(c)           Other Conditions.  All other conditions to LMLP’s obligations set forth in this Agreement or the Partnership Agreement with respect to the contribution of such Contributed Asset have been satisfied as of the dates required.

ARTICLE 4

CONTRIBUTION; CLOSING

4.1           Contribution.  LMLP and each LMLP Contribution Affiliate agree to contribute the Contributed Assets to the Partnership subject to the terms and conditions set forth herein.

4.2           Closing.  The consummation of the contribution of a Contributed Asset to the Partnership and the other transactions contemplated to occur simultaneously therewith shall take place on a Business Day within one hundred eighty (180) days from the date first set forth above, and not less than five (5) Business Days following notice from either party, through an escrow with the Title Company, after the execution of this Agreement and upon completion of the deliveries hereunder and satisfaction of the other conditions set forth herein with respect to the contribution of such Contributed Asset (each, a “Closing”).

4.3           Deliveries by Parties.  At a Closing, in addition to any other documents or agreements required under any other provision of this Agreement, each Party shall make or cause to be made the following deliveries and performance:

(a)           Deed/Assignment of Leasehold Interest.  If a Contributed Asset is a Property, either, as applicable, (i) a deed (a “Deed”) containing a special warranty of title, in statutory form or if the applicable jurisdiction does not promulgate such a form, in such form as the title company selected by LMLP shall require in order to issue a Title Policy with respect thereto, executed and acknowledged by the Owner thereof, conveying to the Partnership indefeasible fee simple title to such Property, subject only to the Permitted Exceptions, or (ii) an assignment of leasehold interest (an “Assignment of Leasehold Interest”), in substantially the form attached as Exhibit C hereto, executed and acknowledged, assigning to the Partnership the leasehold interest title to such Property.  The Deed or the Assignment of Leasehold Interest, as the case may be, shall be delivered, in escrow, to the offices of the title company in the appropriate counties for recording the Deed or the Assignment of Leasehold Interest, as the case may be, so that the Deed or the Assignment of Leasehold Interest, as the case may be, can be recorded on the date of such Closing;

(b)           Bill of Sale.  If a Contributed Asset is a Property, a quit claim bill of sale (“Bill of Sale”), duly executed and acknowledged by Owner, conveying to the Partnership title to any Personal Property.

(c)           General Assignment. An assignment by which Owner will assign, without recourse, all of Owner’s rights to the Partnership in and under: (i) all guaranties and warranties made by any contractor, subcontractor, materialman, supplier, or other person or entity with respect to the Improvements; (ii) the service or maintenance contracts currently existing with respect to all or any part of the Property to which Owner is a party, if any; and (iii) the permits, certificates of occupancy, approvals or other governmental authorizations possessed by Owner, if any, with regard to the operation of the Real Property or Personal Property.

(d)           Assignment of Interest.  If a Contributed Asset is an Interest, an assignment (the “Assignment of Interest”) of such Interest, in substantially the form attached as Exhibit D hereto,

executed and acknowledged by LMLP, assigning the Interest to the Partnership, together with any filings required in the jurisdiction in which the entity to which such Interest relates is organized.

(e)           Assignment of Leases.  If a Contributed Asset is a Property, a Bill of Sale and Assignment of Leases and Contracts in substantially the form attached as Exhibit E hereto (the “Assignment”), executed and acknowledged by the Owner of the Property, vesting in the Partnership good title to the Personal Property, Improvements and Leases described therein free of any claims, except as disclosed in writing to the Partnership and Inland, to the extent applicable;

(f)           Loan Modification Documents.  If a Contributed Asset is a Property or an Interest in a Property encumbered by a Loan, any documents, executed and acknowledged by the holder of the Loan and the other parties thereto, modifying the Loan Documents, as contemplated by Section 3.1(e) above;

(g)           Payment of Obligations Not Assumed.  Payment or provision for the payment in manner reasonably satisfactory to the Partnership and Inland of all obligations of LMLP or the Owner, if applicable, not specifically assumed or paid pursuant to this Agreement with respect to each Contributed Asset being contributed at such Closing, including payment or provision for payment of obligations arising directly from existing and known violations of applicable laws;

(h)           Certificate.  A certificate from LMLP that its representations and warranties in Article 2 with respect to itself and each Contributed Asset being contributed at such Closing are true and correct in all material respects.

(i)           Notice to Tenants.  If a Contributed Asset is a Property, a notice to each tenant of such Property in substantially the form attached as Exhibit F hereto;

(j)           State Law Disclosures.  Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property or assignments of ownership interests;

(k)           FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit executed by LMLP with respect to such Contributed Asset; and

(l)           Delivery of Books and Records.  Delivery to the offices of Partnership’s asset manager, to the extent in LMLP’s possession: the original Leases or copies thereof if the originals are not in LMLP’s possession; copies or originals of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits; unpaid bills and other non-confidential papers or documents which pertain to the Property; all advertising materials, booklets, keys and other items, if any, used in the operation of the Property; and, if in LMLP’s possession or control, the original “as-built” plans and specifications and all other available plans and specifications.

4.4           Closing Costs.  Premiums for any title policy, costs of surveys and UCC searches, transfer taxes, recording fees, loan assumption or transfer fees and escrow fees, if any, and other closing costs shall be paid by the Partnership; provided, however, that each Party shall pay its own legal fees incurred with this Agreement.

4.5           Prorations and Adjustments.  The parties, acting in good faith, will attach to Schedule 1, at each Closing, a calculation of prorations and other adjustments taken into account in determining the Contribution Value with respect to the applicable Contributed Asset.  It is understood and agreed by the Parties that as of each Closing, some of the prorations and their adjustments may be based upon estimates.  The Parties agree to reprorate and readjust such items on a fair and equitable basis as soon as invoices or other bills are available and after final reconciliation with tenants, with final adjustment to be made as soon as reasonably possible after a Closing, to the effect that the income and expenses are received and paid on an accrual basis by the applicable LMLP Contribution Affiliate and the Partnership with respect to the pre- and post-contribution periods, respectively.  Payments either from or to the applicable LMLP Contribution Affiliate or the Partnership, as the case may be, in connection with the final adjustment shall be due within thirty (30) days after a determination of such final adjustment and Schedule 1 will be amended accordingly.  To the extent delinquent rents are received after a Closing, they shall be applied to current rents due and then to arrearages in the reverse order in which they were due, remitting to the applicable LMLP Contribution Affiliate any rent properly allocated to the pre-contribution period.

ARTICLE 5

INDEMNIFICATION

5.1           LMLP Indemnity.  LMLP agrees to indemnify, defend and hold the Partnership harmless of and from any liability, claim, demand, loss, expense or damage (collectively, “loss”) suffered by the Partnership arising from any act or omission of, or any breach of obligations by, LMLP or any Owner (if applicable), or an agent, employee or contractor of the foregoing, (i) occurring during LMLP’s or such Owner’s (if applicable) period of ownership before a Closing; or (ii) arising from any breach or inaccuracy of LMLP’s representations and warranties in Article 2 or any breach by LMLP of a obligation under this Agreement.  Notwithstanding anything in the foregoing to the contrary, (i) LMLP shall not be required to indemnify the Partnership under this Article V or Article V of the Purchase Agreement unless the aggregate of all losses hereunder and under Article V of the Purchase Agreement exceeds $250,000, and in such event the amount of losses so indemnified by LMLP hereunder or under the Purchase Agreement, in the aggregate, shall not exceed $50,000,000.

5.2           Survival.  The indemnities set forth in this Article 5 shall survive for a period of thirty (30) months from the date first set forth above.

5.3           Procedure.  The following provisions govern all actions for indemnity under this Article 5 and any other provision of this Agreement, other than Section 7.2.  Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding.  The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity.  If an indemnitee settles a claim without the before written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

ARTICLE 6

MISCELLANEOUS

6.1           Survival.  The representations and warranties contained in this Agreement and the provisions of this Agreement that contemplate performance after a Closing shall survive only for a period of thirty (30) months from the date first set forth above, and the Partnership shall have the right to bring an action thereon only if it has given LMLP written notice of such claim within such thirty (30) month period in accordance with the provisions of Section 6.6.

6.2           Additional Actions and Documents.  Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

6.3           Entire Agreement; Amendment.  This Agreement, including the Exhibits and other documents referred to herein or furnished pursuant hereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein; provided, that nothing in this Section 6.3 shall have any effect on any other agreements.  Without limiting the foregoing, except as expressly provided otherwise herein, the contributions of Contributed Assets pursuant hereto shall be subject to the terms and conditions of the Partnership Agreement.  No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

6.4           Notices.  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as set forth in the Partnership Agreement. Notices may be given by counsel to the parties.  Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request or communication which shall be hand delivered, sent, mailed, faxed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation receipt (with respect to a facsimile), or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.5           Waivers.  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege to be construed as a waiver of any default or any acquiescence therein.  No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.  No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

6.6           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.7           Governing Law.  This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof) except for actions affecting title to real property, in which case the laws of the State in which the real property is located shall apply.

6.8           Assignment.  No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto; provided, that the Partnership shall be entitled to assign its rights under this Agreement to an SP Subsidiary.

6.9           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer any third party benefit; except that Inland is a third party beneficiary of Sections 1.1, 2.1, 2.2, 2.6, 2.7, 2.9, 2.10, 2.12, 2.13, 2.14, 2.15, 3.1, 4.1 and 4.3 hereof.

6.10           Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

6.11           Attorneys’ Fees  If either Party brings an action at law or equity  against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney's fees actually incurred from the other.

6.12           Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  THE PROVISIONS OF THIS SECTION 6.12 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

ARTICLE 7

OTHER AGREEMENTS OF THE PARTIES

7.1           Parties’ Recoveries.  To the extent assignable, LMLP hereby assigns, as of the applicable Closing, to the Partnership any and all rights and benefits of LMLP under any purchase agreements, certificates, reports, estoppel letters or similar items (collectively the “Acquisition Documents”) entered into or received by LMLP in connection with the acquisition of any Property.  Further, LMLP agrees to enforce such rights and benefits on behalf of the Partnership and any recoveries under any of the Acquisition Documents shall be for the benefit of the Partnership.  Any such recoveries shall be paid over to the Partnership (but such payment shall in no event be deemed a “Capital Contribution” (as defined in the Partnership Agreement) to the Partnership by such Party).  Notwithstanding the foregoing, if any recovery specifically relates to such Party’s period of ownership prior to the applicable Closing, such recovery may be retained by such Party and thereby shall be excluded from the foregoing assignment.

7.2           LMLP Environmental Indemnity.  In the event the Partnership acquires the AEP Property hereunder, LMLP agrees to indemnify, defend and hold the Partnership harmless of and from any expense arising from the costs of any remediation arising from reportable events recommended by that certain Phase II Environmental Report with respect to the AEP Property.  Notwithstanding anything in the foregoing to the contrary, the amount of expenses so indemnified by LMLP, in the aggregate, shall not exceed $250,000.00, unless agreed to in writing by LMLP.

(a)           The indemnities set forth in this Section 7.2 shall survive for a period of five (5) years from the date first set forth above.

(b)           Promptly after receipt by the Partnership of notice of any indemnifiable expense, the Partnership will deliver to LMLP written notice thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written.

THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited Partnership

By:	Lex GP-1 Trust, a Delaware statutory trust, its general partner

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership

By:	LMLP GP, a Delaware limited partnership, its general partner

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

The undersigned LMLP Contribution Affiliates, severally and solely with respect to the Contributed Asset or Contributed Assets set forth opposite their respective name on Schedule 1 hereto, agree to contribute such Contributed Asset or Contributed Asset subject to and in accordance with the terms and conditions of this Agreement:

Lex-Property Holdings LLC

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

Newkirk Sablemart L.P.

By:	Newkirk Sablemart GP LLC

By:	Lex-Property Holdings LLC

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

Chader Associates LLC

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Authorized Officer

Newkirk MLP Unit LLC

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: President

SCHEDULE 1

Property
Primary Tenant	Address	Net Prorations and Adjustments (See Attached)	Contribution Value	Loans	Contributed Asset	LMLP Contribution Affiliate	Owner	GP Entity	Property Interest
American Electric Power	420 Riverport Road, Kingport, Tennessee			--	100% interest in Newkirk Elport GP LLC 99% limited partnership interest in Newkirk Elport L.P.	Lex-Property Holdings LLC LMLP	Newkirk Elport L.P.	Newkirk Elport GP LLC	Fee interest
Entergy Services, Inc.	5201 W. Barraque Street, Pine Bluff, Arkansas			--	100% interest in Newkirk Bluff GP LLC 99% limited partnership interest in Newkirk Bluff L.P.	Lex-Property Holdings LLC LMLP	Newkirk Bluff L.P.	Newkirk Bluff GP LLC	Fee interest
Lithia Motors	101 Creger, Fort Collins, Colorado			--	Fee title to Property	Newkirk Sablemart L.P.	Newkirk Sablemart L.P.	N/A	Fee interest
Raytheon Company	1200 Jupiter Road, Garland, Texas			--	1% general partner interest 60% limited partnership interest in Eastgar Associates Limited Partnership	Chader Associates LLC Newkirk MLP Unit LLC	Eastgar Associates Limited Partnership(1)	N/A	Fee interest
United Technologies Corp.	120 S.E. Parkway Drive, Franklin, Tennessee			--	100% interest in Newkirk Syrcar GP LLC 99% limited partnership interest in Newkirk Syrcar L.P.	Lex-Property Holdings LLC LMLP	Newkirk Syrcar L.P.	Newkirk Syrcar GP LLC	Ground lease
Wachovia Bank, N.A.	265 Lehigh Street, Allentown, Pennsylvania			--	100% interest in Newkirk Croydon GP LLC 99% limited partnership interest in Newkirk Croydon L.P.	Lex-Property Holdings LLC LMLP	Newkirk Croydon L.P.	Newkirk Croydon GP LLC	Fee interest

(1)           LMLP indirectly holds the sole general partner interest and a 60% limited partnership interest in Eastgar Associates Limited Partnership.

SCHEDULE 2

Amended and Restated Sublease Agreement, dated January 15, 1985, between Newkirk Syrcar L.P. (as successor to Stemp Leasing Corp.) and Essex Group, Inc.,. as amended and assigned

SCHEDULE 2.5

ORGANIZATIONAL CHART

[Intentionally Omitted From Filing]

SCHEDULE 2.8

RENT ROLL

[Intentionally Omitted From Filing]

SCHEDULE 4.2

PERMITTED EXCEPTIONS

American Electric Power - 420 Riverport Road, Kingport, Tennessee

Entergy Services, Inc. - 5201 W. Barraque Street, Pine Bluff, Arkansas

1.           General Taxes for the year 2007 and thereafter, which are not yet due and payable.
(a)

2.           Right of Way Permit dated June 30, 1924 by L.E. Cheek and Belle Chek, his wife, to Arkansas Light & Power Company dated June 30, 1924 and filed July 12, 1924 in Contract and Agreement Book 8 Page 62 in the Jefferson County Circuit Clerk’s Office.  (f)

3.          Easements, restrictions and conditions contained in the Warranty Deed from ArkansasPower and Light Company to Middle South Services, Inc. dated April 14, 1971 and filed April 16, 1971 in Deed Book 400 Page 20 in the Jefferson County Circuit Clerk’s Office.  (g)
4.           Agreement entered into by and between Arkansas Power & Light Company and MiddleSouth Services, Inc. dated September 25, 1973 and filed October 25, 1973 in Contract and Agreement Book 30 Page 584 in the Jefferson County Circuit Clerk’s Office.  (h)

Lithia Motors -101 Creger, Fort Collins, Colorado

1.	All taxes not yet due and payable. (6)

2.
Covenants, conditions, and restrictions as contained in instrument recorded August 6, 1997 in Book 1975 at Page 59 and as amended by First Amendment to Declaration of Protective Covenants and Restriction recorded December 17, 1979 in Book 2012 at Page 637, and any and all amendments and/or supplements thereto. (7)

3.
Right of way agreement between College Avenue Properties, Ltd., a Colorado corporation and the DLL/ City of Fort Collins, dated September 23, 1971 and recorded December 2, 1971 in Book 1484 at Page 967.  (8)

4.	Easement for access and utilities granted to the City of Fort Collins in instrument recorded November 27, 1981 in Book 2143 at Page 590. (9)

5.	Terms and provisions of Option to Lease, Sale, and Allocation Agreement recorded January 23, 1983 in Book 2204 at Page 687, and Amendment thereto recorded July 31, 1996 at Reception No. 96054930. (10)

6.	Effect of Notice of Final P.U.D. recorded February 7, 1997 at Reception No. 97008171. (11)

7.	Terms, agreements, provisions, conditions and obligations as contained in Site and Landscape Covenants recorded February 7, 1997 at Reception No. 97008172. (12)

8.	Notes, easements and other matters as shown or set forth on the plat of Creger Plaza Second Replat, recorded March 17, 1982 at Reception No. 450747. (13)

Raytheon Company - 1200 Jupiter Road, Garland, Texas

1.	All taxes not yet due and payable. (5)

2.
Twenty foot fire lane easement as shown on the plat recorded in Volume 80246, page, 1085, affecting Tracts 1 and 2.  The fire lane easement is depicted on Lot 1, Block 1, and is a 20 foot strip of land running North 773.25 feet, East-West 917 feet, and South 773.25 feet.  (10c)

3.
Easement granted by E-Systems, Inc. to the City of Garland, recorded December 18, 1980 in Volume 80246, page 1082, affecting Tracts 1 and 3.  The easement is for the City to use for the purpose of ingress and egress during any emergency where it is reasonably necessary for emergency vehicles and the City’s personnel to enter the premises to protect the grantor’s property and people’s lives.  Grantor will keep the easement area free of all obstructions, but may erect chain link fence gates.  Grantee may remove such gates or fences without liability during an emergency.  The easement area is not stated with specificity, nor is there a plat or exhibit attached.  A depiction of the fire lane easement may be found in the final plat E-Systems, Garland, a subdivision of part of the Benjamin Dye Survey, Abstract 415, dated November 1980.  This plat is the plat discussed above, therefore this easement is the same easement discussed above.  (10d)

4.
Declaration of Easement between E-Systems, Inc., Eastgar Associates Limited Partnership and Jerome S. Serchuck, dated December 23, 1980 and recorded in Volume 80251, page 1784; as amended by the Amendment to Declaration of Easement recorded May 14, 1981 in Volume 81094, page 2694, affecting Tracts 1, 2, and 3.  (10e)

United Technologies Corp. - 120 S.E. Parkway Drive, Franklin, Tennessee

Wachovia Bank, N.A. - 265 Lehigh Street, Allentown, Pennsylvania

1.	All taxes not yet due and payable.

2.	Urban renewal Plan for Little General Neighborhood Renewal Project Area as recorded in Misc. Book 354 page 455, as amended by Amendment recorded in Misc. Book 419 page 312.

3.	Assignment and Assumption Agreement between The First National Bank of Allentown and Croydon Associates recorded in Misc. Book 423 page 547.

4.	Assignment (of contract of sale) from Croydon Associates to Lehigh County Industrial Development Authority recorded in Misc. Book 423 page 553.

5.
Memorandum of Installment Sales Agreement Lehigh County Industrial Development Authority to Croydon Associates recorded in Misc. Book 423 page 558.  Assignment of Installment Sales Agreement to The Philadelphia National Bank recorded in Misc. Book 423 page 563.

6.	Memorandum of Assignment to Construct and Lease from Croydon Associates to First National Bank of Allentown recorded in Misc. Book 423 page 576, as amended in Misc. Book 436 page 444.

7.	Rights granted to Bell Telephone Company of Pennsylvania as in Misc. Book 435 page 318.

8.	Rights granted to Pennsylvania Power and Light Company as in Misc. Book 425 at pages 68 and 71.

9.	Terms and conditions of Lease to The First National Bank of Allentown as recorded in Misc. Book 435 page 867, as amended in Misc. Book 436 page 381.

Exhibit A

GROUND LEASE ESTOPPEL CERTIFICATE FORM

TO:                 __________________________________
c/o _______________________________
__________________________________
__________________________________

Re:
Proposed purchase of leasehold interest in property located at __________________________, _________, __________ (the "Property") pursuant to a Ground Lease dated ______________, ___________("Prime Lease") between the undersigned ("Landlord") and _________________________ ("Tenant") by virtue of that certain Contribution/Purchase and Sale Agreement between __________________ and ________________________ ("Purchaser") dated August __, 2007

Ladies and Gentlemen:

The following statements are made with the knowledge that Purchaser is relying on them in connection with the purchase and assignment of the Tenant's interest in the Prime Lease and, in connection therewith, Purchaser and Tenant and their respective lenders, successors and assigns (collectively, the "Beneficiaries") may rely on them for that purpose.

The undersigned hereby certifies to Purchaser and the other Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1.           The Prime Lease is presently in full force and effect and Tenant is not in default thereunder beyond any applicable notice or cure period.  To the knowledge of the undersigned, no event has occurred that with the giving of notice or the passage of time, or both, would constitute a default under the Prime Lease.

2.           The documents constituting the Prime Lease, as described on Exhibit A attached hereto, constitute the entire agreement between Landlord and Tenant and there has been no amendment, written or oral, to the Prime Lease except as included in Exhibit A.

3.           The term of the Prime Lease commenced on _______________, ____ and, unless sooner terminated in accordance with its terms, the term will end on ____________, with options to extend for successive periods of _______ years each.  Except the foregoing options to extend, if any, there are no termination options, purchase options or rights of first refusal regarding the Property except as set forth in the Prime Lease.

4.           Tenant has not made any payment to Landlord as a security deposit or rental deposit.

5.           To the knowledge of the undersigned, Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Prime Lease or the Premises, other than ____________________________________ as (sub)tenant.

6.           All exhibits attached hereto are by this reference incorporated fully herein.

7.           The undersigned is duly authorized to execute and deliver this estoppel certificate.

8.           This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by Purchaser and the other Beneficiaries, and if any mortgage loan encumbering the Property becomes the subject of any securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities and any servicer and/or trustee acting in respect of such securitization.
EXECUTED as of the   day of  , 2007.

_________________________________

By:______________________________
Name: ___________________________
Title: ____________________________

EXHIBIT A TO GROUND LEASE ESTOPPEL

PRIME LEASE DOCUMENTS

[insert appropriate document list]

Exhibit B

TENANT ESTOPPEL CERTIFICATE FORM

To:                                                                                           (the “Purchaser”)
c/o Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119

Re:

Ladies and Gentlemen:

The following statements are made with the knowledge that Purchaser, and any party providing financing secured by the Property (together with its successors and assigns, the “Lender”) are relying on them in connection with your purchase of the Property and the assignment to you of the lease referred to below in connection therewith, and you and your successors and assigns and successor owners of the Property as well as Lender and the current Landlord (as hereafter defined) may rely on them for all purposes.

The undersigned (“Tenant”), being the Tenant under the lease referred to in Paragraph 1 below and attached hereto as Schedule 1, covering certain premises (“Leased Premises”) at the Property, hereby certifies to you that the following statements are true, correct and complete as of the date hereof:

1.           Tenant is the tenant under a lease currently with _____________________, as landlord (“Landlord”), dated _____________________ demising to Tenant approximately __________________ square feet at the Property, a true, correct and complete copy of which is attached hereto as Schedule 1. The initial term of the lease commenced on _____________________, and will expire on __________________, exclusive of unexercised renewal options and extension options contained in the lease. There have been no amendments, modifications or revisions to the lease, and there are no agreements of any kind between Landlord and Tenant regarding the Leased Premises, except as provided in the lease or except as set forth on Schedule 1.

The lease, and all amendments and other agreements referred to above, are referred to in the following portions of this letter collectively as the “Lease.”

2.           The Lease has been duly authorized and executed by Tenant and is in good standing and in full force and effect.

3.           Tenant has accepted and is presently occupying the Leased Premises. Neither the Lease nor any interest in it has been assigned, transferred, or mortgaged by Tenant, and no sublease, concession agreement or license covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant, except as follows: (if none, write “none”):________.

4.           Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of _____________________________ and __/100 Dollars ($___________), payable in monthly installments of ____________________________ and __/100 Dollars ($_____________).  Rent has been paid under the Lease through June 30, 2007 and no sums have been prepaid to Landlord, either as the last month’s rent or otherwise, except as follows: (if none, write “none”):None.

No sums have been deposited with Landlord other than ___________________ Dollars ($___________) deposited as security under the Lease.  Except as specifically stated in the Lease, Tenant is entitled to no rent concessions, free rent, allowances or other similar compensation in connection with renting the Leased Premises. There is currently no work in progress at the Leased Premises by either Tenant or the Landlord nor is there any work on the Leased Premises currently required of Landlord.

5.           To Tenant’s knowledge, neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and, to Tenant’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, could result in such a default. Tenant has no knowledge of any setoffs, claims or defenses to enforcement of the Lease in accordance with its terms.

Landlord under the Lease is in full compliance therewith and specifically there exists no default under the Lease.

6.           Without limiting the generality of the statement made in Paragraph 1 above, except as specifically stated in the Lease, Tenant has not been granted: (a) any option to extend the term of the Lease; (b) any option to expand the Leased Premises or to lease additional space within the Property; (c) any right of first refusal on any space at the Property; or (d) any option to terminate the Lease prior to its stated expiration.

7.           Tenant has not been granted any option or right of first refusal to purchase the Leased Premises or the Property or any part thereof, except as set for in Section ___ of the Lease.

8.           Neither Tenant nor any guarantor of Tenant is the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation proceeding, and to the best knowledge of Tenant no such proceeding is contemplated or threatened.

9.           Tenant has not received any notice of any threatened or pending condemnation, eminent domain or other taking of the Leased Premises

Executed this _____ day of ____________________, 2007.

TENANT:

___________________, a___________

By: ________________________________

Its:_________________________________

SCHEDULE 1 TO
TENANT ESTOPPEL CERTIFICATE FORM - GENERAL

LEASE

Exhibit C

FORM OF ASSIGNMENT OF LEASEHOLD INTEREST

UPON RECORDING, PLEASE RETURN TO:

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Assignment”) is made as of [      ] [  ], 2007 between [________________], a [____________________] (“Assignor”), and Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Assignee”).

WHEREAS, Assignee is the ground lessee pursuant to that certain [define ground lease agreement] (together with any and all modifications, extensions, replacements, amendments, renewals and assignments thereof are collectively referred to herein as the “Lease”) relating to certain real property and the improvements thereon (the real property and improvements thereon collectively referred to as the “Property”) located in [___________] more particularly described on Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, Assignor now desires to assign to Assignee the Assignor’s leasehold interest in and to the Property, together with all other rights, title and interest existing under the Lease, including, but not limited to, all of Assignor’s right, title and interest as tenant under the Lease; and

WHEREAS, Assignee, in consideration of Assignor’s assignment, has, except as set forth herein, agreed to assume the obligations and duties of Assignor existing under the Lease as tenant under the Lease arising from and after the date hereof.

NOW, THEREFORE, in consideration of TEN DOLLARS and NO/100THS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignment of Lease.  Assignor hereby assigns, transfers and sets over to Assignee all of Assignor’s right, title and interest as tenant under the Lease, together with all credits, deposits, rights of refusal, options (including, but not limited to, any options to purchase or renew set forth in the Lease), benefits, privileges and rights of Assignor under the Lease.

2.           Assumption of Lease Obligations.  Assignee hereby accepts the assignment set forth in Section 1 above, and further agrees to assume all of the obligations of Assignor under the Lease arising from and after the date hereof.

3.           Indemnity.

(a)           Assignor hereby agrees to indemnify and hold harmless Assignee from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignee incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing on or before the Effective Date.  If Assignee incurs any such liability, loss, cost, damage or expense under the Lease or in defense against any such claims or demands, the amount thereof (including costs, expenses and reasonable attorneys’ fees) together with interest thereon at the rate of ten percent (10%) per annum from the date any payment is made, shall be reimbursed to Assignee by Assignor immediately upon demand.

(b)           Assignee hereby agrees to indemnify and hold harmless Assignor from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignor incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing after the Effective Date provided not in any way attributable to Assignor.  If Assignor incurs any such liability, loss, cost, damage or expense under the Lease or in defense against any such claims or demands, the amount thereof (including costs, expenses and reasonable attorneys’ fees) together with interest thereon at the rate of ten percent (10%) per annum from the date any payment is made, shall be reimbursed to Assignor by Assignee immediately upon demand.

(c)           The indemnity provisions of Sections 3 herein shall survive for a period of thirty (30) months from the date hereof, and any claim made thereunder must be made within such thirty (30) month period.

3.           Assumption of Lease Obligations.  Assignee hereby accepts the assignment set forth in Section 1 above, and further agrees to assume all of the obligations of Assignor under the Lease arising from and after the date hereof.

4.           Further Assurances.  The parties hereby agree to execute such other documents and perform such other acts as may be reasonably necessary or desirable to carry out the intents and purposes of this Assignment.

5.           Governing Law.  This Assignment shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of [_________] without giving effect to the conflict of law principles thereof.

6.           Binding Effect.  This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

7.           Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed as of the date first above written.

“ASSIGNOR”

[____________________]

By:
Name:
Title:

State of New York	)
	)	ss.:
County of . . . . . . .	)

     On the . . . . . . day of . . . . . . in the year . . . . . . before me, the undersigned, personally appeared . . . . . ., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

WITNESS my hand, at office, this ____ day of _________, 2007.

_____________________________
Notary Public

My Commission Expires:

________________________

[Signatures continue on next page.]

"ASSIGNEE"

NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership

By:	LMLP GP LLC, it general partner

By:
Name:
Title:

State of New York	)
	)	ss.:
County of . . . . . . .	)

     On the . . . . . . day of . . . . . . in the year . . . . . . before me, the undersigned, personally appeared . . . . . ., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

WITNESS my hand, at office, this ____ day of _________, 2007.

_____________________________
Notary Public

My Commission Expires:

________________________

EXHIBIT A TO ASSIGNMENT

LEGAL DESCRIPTION

Exhibit D

FORM OF ASSIGNMENT OF INTEREST

ASSIGNMENT OF INTEREST

THIS ASSIGNMENT OF INTEREST (this “Assignment”) is made as of [      ] [  ], 2007 between The Lexington Master Limited Partnership, a Delaware limited partnership (“Assignor”), and Net Lease Strategic Assets Fund L.P., a Delaware limited partnership (the “Partnership”).

WHEREAS, Assignor is the owner of a 100% [TYPE OF INTEREST] in [ENTITY] (the “Interest”); and

WHEREAS, Assignor desires to assign, transfer and convey all of its right, title and interest in the Interest to the Partnership.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Assignment.  Assignor hereby assigns, transfers and sets over to the Partnership the Interest including all capital relating thereto and profits derived therefrom, in each case, free of liens, security interests and encumbrances.  The Partnership hereby accepts such assignment, and assumes all of Assignor’s duties, obligations and rights relating to the Interest on and after the date hereof subject to the terms of the [limited liability company] [limited partnership] agreement of [ENTITY].

2.           Parties Bound.  No party may assign this Assignment without the prior written consent of the other party, and any such prohibited assignment shall be void.  Subject to the foregoing, this Assignment shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

3.           Governing Law.  This Assignment shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Delaware without giving effect to the conflict of law principles thereof.

4.           Time.  Time is of the essence in the performance of this Assignment.

5.           Execution in Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Assignment.  To facilitate execution of this Assignment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed as of the date first above written.

THE LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	Lex GP-1 Trust, its general partner

Date	By:
Name:
Title:

NET LEASE STRATEGIC ASSETS FUND L.P., a Delaware limited partnership

	By:	LMLP GP LLC, it general partner

Date	By:
Name:
Title:

Exhibit E

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE is made this _____ day of ____________, 200, by and between _______________________________ (“Assignor”), and __________________________________ (“Assignee”), with reference to the following facts:

A.           Assignor, as lessor, has entered into the lease described on Exhibit A attached hereto (collectively, the “Lease”) covering certain premises located upon that certain parcel of real property situated in the more particularly described in Exhibit B attached hereto.

B.           Pursuant to the terms of that certain Contribution Agreement entered into by Assignor and Assignee, dated as of August 10, 2007 (the “Agreement”), Assignor now desires to assign and transfer to Assignee all of Assignor’s interest as lessor in the Lease, subject to the rentals, terms, covenants, obligations, easements and restrictions set forth therein.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein below set forth, it is agreed:

1.           Effective as of the date hereof (the “Effective Date”), Assignor assigns and transfers to Assignee, all of Assignor’s right, title and interest as landlord, accruing after the Effective Date, in and to the Lease, subject to the rentals, terms, covenants, obligations, easements and restrictions set forth in the Lease.

2.           Assignee hereby accepts the assignment of the Lease as of the Effective Date, shall be entitled to all rights and benefits accruing to the landlord thereunder and hereby assumes all obligations thereunder and agrees to be bound by the terms of the Lease, from and after the Effective Date.

3.           Assignor hereby agrees to indemnify and hold harmless Assignee from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignee incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing on or before the Effective Date.  If Assignee incurs any such liability, loss, cost, damage or expense under the Lease or in defense against any such claims or demands, the amount thereof (including costs, expenses and reasonable attorneys’ fees) together with interest thereon at the rate of ten percent (10%) per annum from the date any payment is made, shall be reimbursed to Assignee by Assignor immediately upon demand.

4.           Assignee hereby agrees to indemnify and hold harmless Assignor from any and all liability, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which Assignor incurs under the Lease, and from any and all claims and demands whatsoever which are asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained therein, which liability, loss, cost, damage, expense, claim or demand arises from acts, events or omissions accruing after the Effective Date provided not in any way attributable to Assignor.  If Assignor incurs any such liability, loss, cost, damage or expense under the Lease or in defense against any such claims or demands, the amount thereof (including costs, expenses and reasonable attorneys’ fees) together with interest thereon at the rate of ten percent (10%) per annum from the date any payment is made, shall be reimbursed to Assignor by Assignee immediately upon demand.

5.           The indemnity provisions of Sections 3 and 4 herein shall survive for a period of thirty (30) months from the date hereof, and any claim made thereunder must be made within such thirty (30) month period.

6.           The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.           This Assignment and Assumption of Lease may be executed in counterparts which taken together shall constitute one and the same instrument.

8.           Assignor hereby covenants that it will, at any time and from time to time, execute any documents and take such additional actions as Assignee or its successors or assigns shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished by this Assignment and Assumption of Lease.

[Signatures on Following Page]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the date set forth above.

ASSIGNOR:

By:
Name:
Title:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

By:
Name:
Title:

Exhibit F

______________ __, 2007

VIA FEDEX AND FACSIMILE
[Insert Tenant Notice Address]

Re: Notification Regarding Change of Address and Rent Redirection

Ladies and Gentlemen:

This letter is to notify you, as the tenant of the property located at [Insert property address] (the “Property”), that all notices from you to [Insert Landlord name] (“Landlord”) concerning any matter relating to your lease with Landlord should be sent to Landlord at the address set forth below:
[Insert Address]

From the date of this letter, all rentals and other payments that become due under the terms of your Lease subsequent to the date hereof should be mailed to the address below:
[Insert Address]

If you have any questions regarding this notice, please contact [______________] at (___) ___-____.

Sincerely,
[Insert Landlord Signature block]